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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-17009, 333-43633 and 333-69583) of Computer Learning Centers, Inc. of our report dated March 17, 1999, except as to Note 16, which is as of April 29, 1999, appearing on page F-2 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
New York, New York
May 3, 1999